EXHIBIT 99

                  PRESS RELEASE OF CLOVER LEAF FINANCIAL CORP.

FOR IMMEDIATE RELEASE

Contact:  Dennis M. Terry
          President & CEO
          618-656-6122



                       CLOVER LEAF FINANCIAL CORP. REPORTS
                             FIRST QUARTER EARNINGS


Edwardsville, Illinois - Clover Leaf Financial Corp. (OTC Bulletin Board: CLOV), the parent company of Clover Leaf Bank of Edwardsville, Illinois (the "Bank") today announced net income for the three months ended March 31, 2004 of $161,000, compared to net income of $108,000 for the three months ended March 31, 2003, an increase of $53,000 or 49.1%.

Clover Leaf Financial Corp. was organized in September 2001 at the direction of the Board of Directors of the Bank for the purpose of owning all of the Bank's outstanding capital stock following the completion of the Bank's mutual-to-stock conversion. Clover Leaf Financial sold 661,250 shares of its outstanding common stock at $10.00 per share in a public offering to eligible depositors, which was completed on December 27, 2001.

At March 31, 2004, total assets were $105.6 million, an increase of $2.9 million, or 2.8%, from $102.7 million at December 31, 2003. Loans receivable at March 31, 2004 were $69.6 million, an increase of $2.8 million or 4.2%, from $66.8 million at December 31, 2003. Commercial real estate loans increased $5.1 million, or 21.0% compared to the 2003 year end. This increase was due to a continued focus by the Bank on commercial lending and a favorable interest rate environment. Consumer loans increased $296,000 or 7.0% compared to the 2003 year end. These increases were partially offset by a $2.3 million, or 7.3% decline in one-to-four family mortgage, and a $332,000, or 30.0% decline in construction and land loans. The decline in one-to-four family mortgage loans was due to the sale of $3.5 million in loans to the Federal Home Loan Bank during the first quarter, as part of the Mortgage Partnership Finance program, where the Bank sells the loans and retains servicing rights. Servicing income on loans sold generated income of $13,000 in the first quarter of 2004 compared to $8,000 for the first quarter of 2003. Securities, including Federal Home Loan Bank stock, decreased $207,000, or 0.8%, to $27.3 million at March 31, 2004 from $27.5 million at December 31, 2003. Bank premises and equipment increased $115,000, or 4.9% to $2.5 million at March 31, 2004. The increase resulted from expenses related to the planning and design for the future construction of a new branch office.

Deposits as of March 31, 2004 were $82.6 million, an increase of $2.1 million, or 2.7%, from December 31, 2003. Non-interest bearing deposits increased $882,000 or 11.0% due to an increase in the number of commercial deposit accounts held at the Bank. Interest-bearing deposits increased $1.3 million or 1.7%. This increase was primarily in time deposits. Short-term time deposits have continued to be a popular product due to the volatile stock market and lack of high yielding investment options for consumers.

Federal Home Loan Bank advances as of March 31, 2004 were $8.5 million, an increase of $455,000, or 5.7% from December 31, 2003. Declining borrowing rates have made Federal Home Loan Bank advances an attractive alternative for funding increased loan volumes.

Total stockholders' equity as of March 31, 2004 was $12.6 million, a decrease of $47,000 or 0.4% from December 31, 2003. The decrease in equity from December 31, 2003 to March 31, 2004 was the result of the purchase of 13,533 shares of treasury stock totaling $271,000 by Clover Leaf Financial during the first quarter of 2004. This decrease in equity was partially offset by the recording of $161,000 in net income and an increase of $61,000 in the unrealized gain on investment securities held for sale. At March 31, 2004 there were 622,417 shares of common stock outstanding, at a book value of $20.26 per share.

Income Information

The Company recorded net income for the three months ended March 31, 2004 of $161,000, compared to net income of $108,000 for the three months ended March 31, 2003.

Interest income for the three months ended March 31, 2004 decreased $37,000, or 2.9% to $1.3 million. The average loan yield declined 48 basis points to 5.70% at March 31, 2004 from 6.18% for the same period in the prior year. The Bank's loan rate was negatively impacted by the high volume of mortgage loan refinancing activity as well as the decline in the prime rate, which impacted those commercial loans that re-price with the prime rate. The average security yield increased 10 basis points to 3.88% at March 31, 2004 from 3.78% for the same period in the prior year. The security yield was positively impacted by the dividends received on Federal Home Loan Bank stock. Dividends recorded for the period ended March 31, 2004 were 6.59% compared to 5.03% for the same period in the prior year. In addition to an increase in the security yield, interest income was positively impacted by the increased balance of securities held by the Bank. Average security balances, including Federal Home Loan Bank stock, increased $9.3 million, or 51.1% to $27.5 million at March 31, 2004 compared to $18.2 million for the period ended March 31, 2003.

Interest expense for the most recent three-month period fell by $130,000 to $465,000, a decrease of 21.8% compared to the same period last year. The decrease was due to lower rates paid on interest-bearing deposits and borrowings. The average rate paid on interest-bearing liabilities for the three months ended December 31, 2003 declined by 76 basis points to 2.31% from 3.07% for the same period last year. The largest rate decline was in certificates of deposits where the average interest rate paid fell by 85 basis points to 2.78% for the three months ended March 31, 2004, from 3.63% for the prior-year period.

No provision expense was recorded for the period ended March 31, 2004, compared to $23,000 for the three months ended March 31, 2003. Despite loan growth, the Bank has experienced very little loss, and non-performing loan balances have declined to $836,000 at March 31, 2004. During the year 2003, the Bank's non-performing loan balances had reached a high of $2.1million. Since the Bank's non-performing assets have declined so significantly with very little loss recorded, the Bank's provision level is adequate to support the current non-performing loan volume and total outstanding gross loan receivables, allowing the Bank to record no monthly provision expense during the first quarter of 2004. Management reevaluates the allowance for loan losses at least quarterly to ensure the provision is maintained at a level that represents management's best estimate of probable loan losses in the loan portfolio.

Net interest income after provision for loan losses for the three months ended March 31, 2004 was $794,000, compared to $678,000 for the three months ended March 31, 2003 an increase of $116,000, or 17.1%. The increase in net interest income resulted primarily from the increase in net interest margin to 3.32% from 3.07% for the same period last year.

Non-interest income for the three months ended March 31, 2004 was $113,000 compared to $111,000 for the three months ended March 31, 2003, an increase of $2,000, or 1.8%. The only income category showing a decline for the current period was gain on sale of loans which declined $33,000, or 48.5% compared to the same period last year. This decline is due to the declining rate environment and spreads narrowing on sold loans. All other income categories increased for the current three month period ending March 31, 2004 compared to the prior period ended March 31, 2003. The largest income increase was in other income where a $17,000 reimbursement check for accumulated service fees was received from Freddie Mac.

Non-interest expense for the three months ended March 31, 2004 increased by $42,000, or 6.8% from $619,000 for the three months ended March 31, 2003. The increase was primarily attributable to increases in advertising expense, director's fees, and compensation expense. Advertising expense increased $24,000, or 266.7% due to the Bank hiring a marketing consultant and initiating a more aggressive advertising campaign focused on promoting the Bank and various new products. Directors fees increased $9,000, or

30% due to a one-time payment to an emeritus director instead of paying that director over the course of the year. Compensation expense increased $8,000, or 2.4% due to annual merit increases.

Other financial information is included in the tables that follow.




Note:

This news release contains forward-looking statements that are subject to numerous assumptions, risk and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) developments in general economic conditions, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (2) changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans and deposits; (3) a failure of the capital markets to function consistently within customary levels; (4) a delay in or an inability to execute strategic initiatives designed to grow revenues and/or manage expenses; (5) legislative developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the industry; (6) changes in the competitive environment for financial services organizations and our ability to adapt to such changes.

CLOVER LEAF FINANCIAL CORP.
CONSOLIDATED CONDENSED BALANCE SHEET (unaudited)
(in thousands)

                                                                            March 31,    December 31,
                                                                              2004           2003
                                                                          ------------------------
Assets
Cash and due from other financial institutions                              $ 1,771        $ 1,811
Interest-bearing deposits in other financial institutions                     3,558          3,442
                                                                          -------------------------
   Total cash and cash equivalents                                            5,329          5,253

Securities available-for-sale                                                23,591         23,857
Federal Home Loan Bank (FHLB) stock                                           3,739          3,680
Loans, net of allowance for loan losses of
    $721 at March 31, 2004 and $725 at December 31, 2003                     69,575         66,755
Bank premises and equipment, net                                              2,467          2,352
Accrued interest receivable                                                     503            488
Other assets                                                                    386            315
                                                                          -------------------------
        Total assets                                                      $ 105,590      $ 102,700
                                                                          =========================

Liabilities and  Stockholders' Equity

Liabilities
Deposits:
   Noninterest bearing                                                      $ 8,884        $ 8,002
   Interest bearing                                                          73,730         72,463
                                                                          ------------------------
     Total deposits                                                          82,614         80,465
Federal Home Loan Bank advances                                               8,455          8,000
Other borrowings                                                                831            686
Accrued interest payable                                                        150            167
Other liabilities                                                               930            725
                                                                          -------------------------
       Total liabilities                                                     92,980         90,043
                                                                          -------------------------
       Total stockholders' equity                                            12,610         12,657
                                                                          -------------------------
      Total liabilities and stockholders' equity                          $ 105,590      $ 102,700
                                                                          =========================

CLOVER LEAF FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(dollars in thousands, except per share data)

                                                                       For Three Months Ended
                                                                  -----------------------------
                                                                      March 31         March 31
                                                                       2004             2003
Interest Income and dividend income:                              -----------------------------

Loans, including fees                                                 $ 985             $ 1,108
Securities                                                              206                 127
Federal Home Loan Bank dividends                                         60                  43
Interestbearing deposits in other financial institutions                  8                  18
                                                                  -----------------------------
     Total interest income                                            1,259               1,296
Interest expense:

Deposits                                                                425                 528
Federal Home Loan Bank advances                                          39                  64
Other borrowings                                                          1                   3
                                                                  -----------------------------
     Total interest expense                                             465                 595

     Net interest income before provision for loan losses               794                 701

Provision for loan losses                                                --                  23
                                                                  -----------------------------
     Net interest income after provision for loan losses                794                 678

Other income:
Service charges on deposit accounts                                      27                  20
Other service charges and fees                                           17                  14
Loan servicing fees                                                      13                   8
Gain on sale of loans                                                    35                  68
Gain on sale of investments                                               3                  --
Other                                                                    18                   1
                                                                        113                 111
                                                                  -----------------------------
Other expense:
Salaries and employee benefits                                          337                 329
Occupancy and equipment, net                                             66                  64
Data processing                                                          58                  60
Advertising and marketing                                                33                   9
Directors' fees                                                          39                  30
Audit and accounting fees                                                25                  18
Legal and collection expense                                             15                  20
Other                                                                    88                  89
                                                                  -----------------------------
                                                                        661                 619

     Net income before income taxes                                     246                 170
Income taxes                                                             85                  62
                                                                  -----------------------------
     Net income                                                       $ 161               $ 108
                                                                  =============================
Earnings per share                                                     0.26                0.17

CLOVER LEAF FINANCIAL CORP.
FINANCIAL HIGHLIGHTS (unaudited)
(dollars in thousands, except per share data)

                                           At              At
                                        March 31,     December 31,
Selected Financial Highlights             2004            2003
-----------------------------           --------        --------
   Total assets                         $105,590        $102,700
   Interest earning assets               100,463          97,734
   Loan receivable, net                   69,575          66,755
   Securities                             27,330          27,537
   Deposits                               82,614          80,465
   Non-performing loans                      836             908
   Allowance for loan losses                 721             725
   Stockholders' equity                   12,610          12,657
   Book value per share                    20.26           19.90
   Shares outstanding - actual number    622,417         635,950


                                                                March 31,    December 31,
Asset Quality Ratios:                                             2004           2003
--------------------                                             -------        -------
  Non-performing loans to total loans                             1.19%          1.35%
  Non-performing loans to total assets                            0.79%          0.88%
  Allowance for loan losses to total non-performing loans        86.24%         79.85%
  Allowance for loan losses to gross loans receivable             1.03%          1.07%


                                                       For Three Months Ended
                                                   March 31,         March 31,
Selected Operating Ratios                           2004               2003
-------------------------                       --------------------------------
   Return on average assets                         0.63%             0.44%
   Return on average equity                         5.11%             3.48%
   Net interest margin                              3.32%             3.07%
   Non-interest expense to average assets           2.59%             2.53%